Exhibit 10.1

BEL FUSE SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As amended and restated effective as of April 17, 2007)

Table of Contents

SECTION 1 -	STATEMENT OF PURPOSE	7
SECTION 2 -	DEFINITIONS	7
SECTION 3 -	PLAN ADMINISTRATION	4
SECTION 4 -	ELIGIBILITY AND PARTICIPATION	8
SECTION 5 -	RETIREMENT BENEFIT	8
SECTION 6 -	PRE-RETIREMENT SURVIVOR BENEFIT	9
SECTION 7 -	DISABILITY BENEFIT AND AUTHORIZED LEAVE OF
	ABSENCE	10
SECTION 8 -	RESTRICTIVE COVENANT	10
SECTION 9 -	EMPLOYER-OWNED LIFE INSURANCE (“COLI”)	10
SECTION 10 -	RESIGNATION AND REMOVAL OF THE ADMINISTRATOR	11
SECTION 11 -	APPOINTMENT OF SUCCESSOR ADMINISTRATOR	11
SECTION 12 -	THE ADMINISTRATOR'S CONSULTANT	12
SECTION 13 -	AMENDMENT	13
SECTION 14 -	CHANGE IN CONTROL	13
SECTION 15 -	MISCELLANEOUS	15
SECTION 16 -	CONSTRUCTION	237

Section 1 - Statement of Purpose

This Plan is designed and implemented for the purpose of providing to a limited group of key management or highly compensated employees of BEL FUSE who are largely responsible for BEL FUSE’s success the opportunity to receive deferred compensation in the form of supplemental executive retirement benefits, thereby increasing the incentive of such key employees to remain in the employ of BEL FUSE and to make BEL FUSE more profitable. Special payments shall be made to Participants upon retirement or death and are intended to provide Participants with additional financial security.

The Plan originally became effective as of June 1, 2002. Effective as of January 1, 2005, the Plan is amended and restated as set forth herein to conform to the applicable requirements of Section 409A of the Code and to make such other changes as the Board determined to be appropriate.

Section 2 - Definitions

2.1 “Administrator” means the person(s) or entity designated by the Board to administer the Plan on behalf of the BEL FUSE.

2.2 “Accrued Benefit” means a Participant’s normal retirement benefit, as described in Section 5.1 hereof, multiplied by a fraction, the numerator of which is the Participant’s total number of Years of Service with BEL FUSE at the time of determination, and the denominator of which is the aggregate number of Years of Service with BEL FUSE the Participant would have accumulated at his or her Normal Retirement Date.

2.3 “Actuarial Equivalent” means, with respect to a given benefit, any other benefit provided under the terms of the Plan which has the same present or equivalent value on the date the given benefit payment commences. In determining the Actuarial Equivalent, the Employer shall use the UP 84 mortality table and a discount rate equal to the then current monthly midterm Applicable Federal Rate as published by the Internal Revenue Service.

2.4 “Beneficiary” means a spouse or participant’s child under the age of 21 designated by a Participant in writing on a form satisfactory to BEL FUSE. In the absence of any living designated beneficiary, a deceased Participant's Beneficiary shall be the deceased Participant's then living spouse, if any, for his or her life; if none, or from and after such spouse's death, then the living children up to age 21 of the deceased Participant, if any, in equal shares, for their joint and survivor lives; and if none no benefit will be paid.

2.5 “Board” means the Board of Directors of Bel Fuse Inc., or any committee of such Board that is authorized to oversee, administer and amend the Plan.

2.6 “BEL FUSE” means Bel Fuse Inc., a New Jersey corporation, including any subsidiaries, successors and assigns thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Disability” means a physical or mental condition of a Participant resulting from bodily injury, disease or mental disorder, which renders him or her incapable of continuing his or her usual and customary employment with BEL FUSE. The Disability of a Participant shall be determined by a licensed physician selected by BEL FUSE.

2.9 “Early Retirement Date” means the date on which a Participant attains age fifty-five (55), with twenty Years of Service and at least five (5) years of Participation in the Plan

2.10 “Effective Date” means June 1, 2002.

2.11 “Employee” means an employee of BEL FUSE or subsidiary.

2.12 “Employer” means BEL FUSE and any successors that shall maintain this Plan. The Employer is a corporation, with principal offices in the State of New Jersey.

2.13 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.14 “High Average Recognized Compensation” means the average of the Recognized Compensation of a Participant for each of the highest five (5) consecutive calendar years of his or her Plan Participation.

2.15 “Normal Retirement Date” means the date on which a Participant attains age sixty-five (65), with twenty Years of Service and at least five (5) years of Participation in the Plan.

2.16 “Participant” means an Employee of BEL FUSE selected by the Board for participation in the Plan in accordance with Section 4 hereof, and who has not for any reason become ineligible to participate further in this Plan. An individual shall be deemed to continue as a Participant until all benefits payable to the Participant under this Plan have been distributed.

2.17 “Plan” means the Bel Fuse Supplemental Executive Retirement Plan (“SERP”) as contained in this document, including all amendments thereto.

2.18 “Plan Year” means the twelve month period commencing on January 1st of each year and ending the following December 31st. The initial Plan Year shall be June 1st through December 31st, 2002.

2.19 “Recognized Compensation” means the annual base salary exclusive of bonuses and any other benefit to which a Participant is entitled.

2.20 “SERP Agreement” means a written agreement between a Participant and BEL FUSE in substantially the form attached hereto as Exhibit A.

2.21 “Year of Service” means a period of twelve consecutive months during which a Participant is employed by BEL FUSE. Unless otherwise provided in his or her SERP Agreement, in determining a Participant’s Years of Service, he or she shall receive credit for service from and after his or her most recent employment commencement date.

Section 3 - Plan Administration

3.1 Powers and duties of the Administrator. The Employer shall appoint the Plan Administrator, who shall administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. The Administrator shall also have the authority and discretion to determine and decide any issues of fact. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

(a) The discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

(b) To compute and make determinations with respect to the amount of benefits to which any Participant shall be entitled hereunder;

(c) To authorize and make nondiscretionary or otherwise directed disbursements to Participants;

(d) To maintain all necessary records for the administration of the Plan;

(e) To interpret the provisions of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

(f) To prepare and implement a procedure to notify employees that they have been selected as eligible to participate in the Plan;

(g) To assist any Participant regarding his rights, benefits, or elections available under the Plan.

3.2  Records and Reports. The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Employer, Participants and Beneficiaries.

3.3 Participant Statement. The Administrator shall provide each Participant each Plan Year a statement indicating that Participant's current and projected retirement benefit under the Plan.

3.4 Information from Employer. To enable the Administrator to perform his functions, the Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of all Participants, their retirement, death, disability, or termination of employment, and such other pertinent facts as the Administrator may require. The Administrator may rely upon such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

3.5 Claims Procedure. All claims for benefits under the Plan shall be filed with the Administrator who shall have the responsibility for determining all aspects of such claims. All claims for benefits shall be made in writing and shall set forth the facts upon which a claimant believes to be sufficient to entitle him or her to the benefit claimed. The Administrator may adopt forms for the submission of claims for benefits in which case all claims for benefits shall be filed on such forms.

3.6 Claims Review Procedure.  The Administrator shall receive all applications for benefits. Upon receipt by the Administrator of such an application, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. The applicant shall be notified in writing of any adverse decision with respect to his or her claim within ninety (90) days after its submission. If special circumstances require an extension of time for processing the claim, a written notice of the extension and the reason therefore shall be furnished to the claimant before the end of the such ninety (90) day period. In no event shall such extension exceed ninety (90) days.

Any adverse decision shall be written in a manner calculated to be understood by the applicant and shall include:

(a) The specific reason or reasons for the denial;

(b) Specific references to the pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information in necessary; and

(d) An explanation of the Plan’s claim review procedures.

In the event that a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days following its filing with the Administrator (in which case the claim for benefits shall be deemed to have been denied), the applicant or his duly authorized representative, at the applicant’s sole expense, may appeal the denial to the Administrator within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant or his duly authorized representative:

(a) may request in writing that the Administrator review the denial;

(b) may review pertinent documents; and

(c) may submit issues and comments in writing.

The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which such denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

3.7 Claims Review Procedure -- Review of Claim Involving Disability Benefits. Within 180 days after an Employee, Participant or Beneficiary receives notice from the Administrator that a claim involving disability benefits has been denied in any respect, he or she may file with the Disability Review Board a written request for review setting forth his or her reasons for disputing the Administrator’s decision. The review shall not afford deference to the Administrator’s decision.

In reviewing any decision based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, the Disability Review Board shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. This health care professional shall neither be an individual consulted in connection with the decision that is the subject of the review, nor be the subordinate of such individual.

In connection with the review, the Employee, Participant or Beneficiary shall be provided with the identification of any medical or vocational experts whose advice was obtained on behalf of the Plan in connection with claim denial, without regard to whether the advice was relied upon in denying the claim. The Employee, Participant or Beneficiary shall also be provided, upon request and free of charge, reasonable access to copies of all documents, records and other information relating to the claim (to the extent not inconsistent with the privacy rights of other Employees, Participants or Beneficiaries)

The Employee, Participant or Beneficiary may submit written comments, documents and other information relating to the claim. The review of the claim shall take into account all comments, documents, records and other information submitted, regardless of whether they were initially submitted with respect to the claim.

Within 45 days after receiving after receiving a written request for review of the Administrator’s decision (or within 90 days, if special circumstances require an extension of time, and written notice explaining the special circumstances and the expected date of a decision upon review is furnished to the Employee, Participant or Beneficiary within 45 days after receiving the written request for review), the Disability Review Board shall furnish to the Employee, Participant or Beneficiary written notice of the Disability Review Board’s final decision upon review with respect to the claim. If the Disability Review Board’s final decision upon review is to deny the claim in any respect, the written notice shall contain the information set forth in Section 3.6 of the Plan.

3.8 Disability Review Board. The Board shall designate a Disability Review Board, consisting of at least three (3) individuals to address claims submitted pursuant to section 3.7. Any or all of the individuals appointed to the Disability Review Board may be Employees. However, no such individual may be the Administrator or the subordinate of the Administrator. Unless otherwise designated by the Board, the Compensation Committee of the Board shall be deemed to be the Disability Review Board under the Plan.

Any member of the Disability Review Board may at any time resign by giving to the Employer and to the remaining members of the Disability Review Board, if any, then acting hereunder written notice of such resignation; any such resignation shall become effective upon the last business day of the calendar month next succeeding the calendar month in which such notice shall be received by the Employer or on such earlier date as the Employer may determine. The Board may at any time remove any or all of the members of the Disability Review Board then acting hereunder by giving written notice of such removal to all of the members then acting hereunder; any such removal shall become effective immediately upon the delivery of such notice to the member of the Disability Review Board so removed or on such later date as may be specified in such notice.

No member of the Disability Review Board at any time acting hereunder who is an Employee shall, acting in his capacity as a member of the Disability Review Board, have any voice in any decision of the Disability Review Board made uniquely with respect to such member or his benefits hereunder.

In the event of any disagreement among the members of the Disability Review Board at any time acting hereunder and authorized to act with respect to any matter, the decision of a majority of said members authorized to act upon such matter shall be controlling and shall be binding and conclusive upon all persons, including, but not limited to, the Employer, Employees, Participants and their respective Beneficiaries, and upon the respective successors, assigns, executors, administrators, heirs, next-of-kin and distributees of all of the foregoing.

Subject to the provisions of this Section 3.8, each additional and each successor member of the Disability Review Board at any time acting hereunder shall have all of the rights and powers (including discretionary rights and powers) and all of the privileges and immunities hereby conferred upon the original members of the Disability Review Board hereunder and all of the duties and obligations so imposed upon the original members of the Disability Review Board hereunder.

The Disability Review Board shall have authority to perform all acts it may deem necessary or appropriate in order to exercise the duties and powers imposed or granted by ERISA or the Plan. Such duties and powers shall include, but not be limited to, the following:

(a) The Disability Review Board shall have the power to construe the provisions of the Plan, to determine any questions of fact which may arise thereunder, and to exercise discretion in performing such powers and its duties and responsibilities. Every finding, decision and determination by the Disability Review Board shall, to the full extent permitted by law, be final and binding on all parties.

(b) The Disability Review Board shall have the power to make such reasonable rules and regulations as it may deem necessary or appropriate to perform its duties and exercise its powers. Such rules and regulations shall include, but not be limited to, those governing (i) the manner in which the Disability Review Board shall act and manage its own affairs, (ii) the procedures to be followed in order for Employees, Participants or Beneficiaries to claim benefits, and (iii) the procedures to be followed by Employees, Participants or Beneficiaries with respect to notifications, elections, designations or other actions required by the Plan or ERISA. All such rules and regulations shall be applied in a uniform and nondiscriminatory manner.

Section 4 - Eligibility and Participation

4.1 Eligibility. The Board, in its sole discretion, shall select the Employees of BEL FUSE who are eligible to become Participants.

4.2 Participation. The Board or its designee shall notify those Employees selected for participation in the benefits available under the Plan. An eligible Employee shall become a Participant in the Plan upon the execution and delivery by him or her and BEL FUSE of a SERP Agreement.

Section 5 - Retirement Benefit

5.1 Normal Retirement Benefit. If a Participant is employed by BEL FUSE until his or her Normal Retirement Date, and, if in the calendar year prior to the desired commencement of retirement, such Participant has submitted to the Board a written request to retire, which request has been approved by the Board, he or she shall be entitled to receive as a normal retirement benefit annual payments equal to forty percent (40%) of his or her High Average Recognized Compensation. Subject to Section 5.6, such normal retirement benefit shall be payable in equal monthly installments commencing on the first day of the month following the Participant's actual retirement and shall continue for the remainder of the Participant's life.

5.2 Early Retirement Benefit. If a Participant is employed by BEL FUSE until his or her Early Retirement Date, and, if in the calendar year prior to the desired commencement of retirement, said Participant has submitted to the Board a written request to retire, which request has been approved by the Board, he or she shall be entitled to receive as an Early Retirement Benefit an amount (1) calculated as if Participant’s Early Retirement Date was in fact Participant’s Normal Retirement Date, (2) multiplied by a fraction, with the numerator being the actual Years of Service of Participant and the denominator being the Years of Service Participant would have had if he or she had retired at his or her Normal Retirement Date, and (3) actuarially reduced to reflect the Early Retirement Date. Subject to Section 5.6, such early retirement benefit shall be payable in equal monthly installments commencing on the first day of the month following the Participant's actual retirement and shall continue for the remainder of the Participant's life.

5.3 Death After Commencement of Retirement Benefits. If a Participant should die after the commencement of retirement benefits but prior to the completion of one-hundred-twenty (120) monthly payments, such monthly payments shall be continued to the Participant's Beneficiary for the shorter of (1) the time necessary to complete the one hundred twenty (120) monthly payments, or (2) sixty (60) months.

5.4 Forfeiture of Benefits. Except as provided under Section 14, if a Participant terminates employment with BEL FUSE prior to attaining his or her Normal Retirement Date, other than by reason of death or Disability, such Participant shall not be entitled to any benefits under this Plan, except as provided in Section 5.2 herein.

5.5 Death While Employed After Age 65. A Participant whose employment with BEL FUSE continues after his or her Normal Retirement Date and who dies while so employed shall be deemed to have retired immediately prior to such Participant’s death.

5.6 Deferred Commencement Date for Specified Employees.  Notwithstanding anything contained herein to the contrary, no payments under Sections 5.1 and 5.2 shall be made to any Participant who is a “specified employee” within the meaning of Section 409A(a)(2)(B) of the Code until the first business day of the seventh month following the date of the Participant’s termination of employment. A Participant shall be a “specified employee” for the 12-month period beginning on the first day of the fourth month following each “Identification Date” if he or she is a “key employee” (as defined in Section 416(i) of the Code without regard to Section 416(i)(5) thereof) of the Employer at any time during the 12-month period ending on the “Identification Date.” For purposes of the foregoing, the Identification Date shall be December 31. A Participant shall not be treated as a “specified employee” unless he or she is a “specified employee” as of the date of his or her termination of employment.

Section 6 - Pre-Retirement Survivor Benefit

6.1 Pre-Retirement Survivor Benefit.  If a Participant dies while employed by the Employer, the Employer shall pay to the deceased Participant’s Beneficiary, as a survivor benefit, an annual amount equal to (1) one hundred percent (100%) of the Participant’s annual Recognized Compensation at date of death for one year, and (2) fifty percent (50%) of the Participant’s Recognized Compensation at date of death for each of the following four (4) years. This Survivor Benefit shall be payable in monthly installments commencing on the first day of the month following the Participant's death.

Section 7 - Disability Benefit and Authorized Leave of Absence

7.1 Disability Benefit. Notwithstanding anything to the contrary herein, if a Participant's employment with BEL FUSE terminates prior to attaining his or her Normal Retirement Date as a result of the Participant's Disability, then, for purposes of this Plan, it shall be deemed that the Participant has remained in the employ of BEL FUSE until the earliest to occur of: (a) the Participant's death; (b) the Participant's attaining his or her Normal Retirement Date; or (c) the cessation of the Participant's Disability and the failure of the Participant to return to active employment with BEL FUSE within a reasonable time after recovery from the Disability. The employment of a Participant described in the preceding sentence also shall be deemed to continue in order to permit the Participant to elect early retirement pursuant to Section 5.2

7.2 Authorized Leave of Absence. A Participant's employment with BEL FUSE shall not be deemed to have terminated for purposes of this Plan during any authorized leave of absence.

Section 8 - Restrictive Covenant

8.1 Restrictive Covenant. It shall be a condition to the payment of benefits under this Plan that the Participant not own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation, or control of, or be connected in any manner with, any business that is then in competition with BEL FUSE. If there is a failure of this condition, BEL FUSE may immediately cease all further payments to the Participant under the Plan, and the Participant and his or her Beneficiary shall be deemed to have forfeited all further payments otherwise payable.

Section 9 - Employer-Owned Life Insurance (“COLI”)

9.1 BEL FUSE Owns All Rights. In the event that, in its discretion, BEL FUSE purchases a life insurance policy or policies insuring the life of any Participant to allow BEL FUSE to informally finance and/or recover, in whole or in part, the cost of providing the benefits hereunder, neither the Participant nor any Beneficiary shall have any rights whatsoever therein. BEL FUSE shall be the sole owner and beneficiary of any such policy or policies and shall possess and may exercise all incidents of ownership therein, except in the event of the establishment of and transfer of said policy or policies to a trust by BEL FUSE as described in Section 14 hereof.

9.2 Participant Cooperation. If BEL FUSE decides to purchase a life insurance policy or policies on any Participant, BEL FUSE will so notify such Participant. Such Participant shall consent to being insured for the benefit of BEL FUSE and shall take whatever actions may be necessary to enable BEL FUSE to timely apply for and acquire such life insurance and to fulfill the requirements of the insurance carrier relative to the issuance thereof as a condition of eligibility to participate in the Plan.

9.3 Participant Misrepresentation. If: (a) any Participant is required by this Plan to submit information to any insurance carrier; and (b) the Participant makes a material misrepresentation in any application for such insurance; and (c) as a result of that material misrepresentation the insurance carrier is not required to pay all or any part of the proceeds provided under that insurance, then the Participant's (or the Participant's Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Board, reduced in proportion to the reduction of proceeds that is paid by the insurance carrier because of such material misrepresentation.

9.4  Suicide.Notwithstanding any other term or provision of the Plan or this Agreement, if a Participant dies by reason of suicide and if the Employer’s receipt of insurance proceeds is as a result reduced, then the Participant's (or the Participant's Beneficiary's) rights to any benefits under this Plan may be, at the sole discretion of the Administrator, reduced in proportion to the reduction of proceeds that is paid by the insurance carrier.

Section 10 - Resignation and Removal of the Administrator.

10.1 Resignation. The Administrator may resign at any time by written notice to the Board, which shall be effective thirty (30) days after receipt of such notice unless the Administrator and the Board agree otherwise.

10.2 Removal.  The Administrator may be removed by the Board on thirty (30) days notice or upon shorter notice accepted by the Administrator.

10.3 Appointment of Successor.  If the Administrator resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under this Section 10. If no such appointment has been made, the Administrator may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Administrator in connection with the proceeding shall be allowed as administrative expenses of the Employer.

Section 11 - Appointment of Successor Administrator.

11.1 Successor Administrator. If the Administrator resigns or is removed in accordance with Section 10.1 or 10.2 hereof, the Board may appoint any third party as successor Administrator. The appointment shall be effective when accepted in writing by the new Administrator. The new Administrator shall have all of the rights and powers of the former Administrator.

Section 12 - The Administrator’s Consultant.

12.1 Consultant.  The Employer agrees to the designation by the Administrator of NYLEX Benefits LLC (hereinafter called “NYLEX”), headquartered in Stamford, Connecticut, as the Administrator’s Consultant (hereinafter called “the Administrator’s Consultant”) under this Agreement. The Administrator shall have no responsibility for the performance of the duties of the Administrator’s Consultant.

12.2 Independent Consultant. It is recognized that NYLEX also acts as an independent consultant for the Administrator with respect to the Administrator’s Obligations under the Plan.

12.3 Resignation of Consultant. The Administrator’s Consultant may resign at any time by delivery of written notice of resignation to the Administrator. The Administrator’s Consultant may be removed by the Administrator at any time by delivery of written notice of such removal to the Administrator’s Consultant. Any such resignation or removal shall take effect as of a future date specified in the notice, which date shall not be earlier than sixty (60) days after such notice is delivered, or such earlier date as may be agreed to by the Administrator’s Consultant and the Administrator. As soon as practicable after the Administrator’s Consultant has resigned or has been removed hereunder, it shall deliver to the successor Administrator’s Consultant all reports, records, documents, and other written information in its possession regarding the Plan, the Participants and Beneficiaries, and thereupon shall be paid all unpaid fees, compensation and reimbursements to which it is entitled under this Agreement and shall be relieved of all responsibilities and duties under this Agreement.

12.4 Records to be Maintained. The Administrator’s Consultant shall maintain or cause to be maintained all of the records contemplated by the current actuarial agreement between the Administrator and the Administrator’s Consultant. The Administrator’s Consultant shall also perform such other duties and responsibilities under this Plan Agreement as agreed in writing between the Administrator’s Consultant and the Administrator.

12.5 Furnishing of Information.  The Administrator shall furnish to the Administrator’s Consultant all the information necessary to determine the benefits payable to or with respect to each Participant and Beneficiary, and the name, address and Social Security number of each Participant and Beneficiary. The Administrator shall regularly, at least annually, or promptly at the request of the Administrator’s Consultant, furnish to the Administrator’s Consultant revised and updated information, including copies of any amendments or supplements to the Plan or the Administrator’s obligations. Based on the foregoing information, the Administrator’s Consultant shall prepare annual statements for each Participant and Beneficiary and shall furnish a copy of same to the Administrator. In the event the Administrator refuses or neglects to provide updated information, as contemplated herein, the Administrator’s Consultant shall be entitled to rely upon the most recent information furnished to it by the Administrator. The Administrator’s Consultant has no responsibility to verify information provided to it by the Administrator.

12.6 Annual Valuation. The Administrator’s Consultant shall assist the Administrator in providing all required Plan information to the Employer. The Administrator’s Consultant shall also perform an annual actuarial valuation of the obligations under the Plan and the funding requirements therefore, based solely on the most recent information furnished to it by the Administrator.

Section 13 - Amendment

13.1 Amendment. The Board shall have the right at any time to amend or terminate this Plan. However, no amendment shall be effective so as to reduce the amount of any Participant’s Accrued Benefit, or to delay the payment of any amount to a Participant beyond the time that such amount would be payable without regard to such amendment.

13.2 Cessation of Accrual of Benefits. The Employer shall have the right at any time to notify the Participants that benefits will no longer accrue under the Plan. Upon any such notice, retirement benefits payable to a Participant at Normal or Early Retirement shall be based on the Participant’s Accrued Benefit at the date of the notice referred to in the preceding sentence.

Section 14 - Change in Control

14.1 Change in Control. Notwithstanding anything to the contrary herein, each Participant who is employed by Bel Fuse immediately prior to a Change in Control shall be entitled to a normal retirement benefit determined in accordance with Section 5.1 hereof; provided, however that for purposes of calculating such benefit, the Participant’s High Average Recognized Compensation shall be deemed to be the greater of (i) his or her High Average Recognized Compensation, or (ii) the annualized rate of base salary in effect for such Participant immediately prior to the Change in Control. Subject to Section 5.6, such normal retirement benefit shall be payable in equal monthly installments commencing on the first day of the month following the Participant's termination of employment and shall continue for the remainder of the Participant's life. The benefit payable at such time shall be the Actuarial Equivalent of the normal retirement benefit that would have been payable commencing on the date that would have been the Participant’s Normal Retirement Date had he or she continued to be employed by the Employer without interruption. Further, if at the time a Change in Control occurs, Bel Fuse had established a trust in accordance with Section 15.8 hereof, Bel Fuse shall be required to transfer cash and/or other assets to said trust in an amount equal to the discounted present value of all of the future benefits payable hereunder to the Participants or Beneficiaries. The discount rate shall be the 5-Year United States Treasury Note rate as published on the first day of the month immediately preceding the date on which the determination is made, compounded annually. If these rates are no longer published, the discount rate shall be some other similar average selected by the Board in its sole discretion.

14.2 Change in Control Defined.  A “Change in Control” means:

(a) an acquisition (other than directly from Bel Fuse) of any voting securities of Bel Fuse (the “Voting Securities”) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (hereinafter referred to as the “Act”) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Act) of fifty percent (50%) or more of the combined voting power of Bel Fuse’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) Bel Fuse or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by Bel Fuse (for purposes of this definition, a “Subsidiary”), (ii) Bel Fuse or its Subsidiaries, or (iii) any Person in connection with a “Non-Control Transaction” (as hereinafter defined).

(b) The individuals who are members of the board of directors of Bel Fuse (the “Board”) as of July 1, 2002 (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by Bel Fuse’s common stockholders, of any new director was approved by a vote of at least fifty-one percent (51%) of the Incumbent Board, such new director shall, for purposes of this Plan be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(c) The consummation of:

(i) a merger, consolidation or reorganization involving Bel Fuse, unless such merger, consolidation or reorganization is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Employer where:

(A) the stockholders of Bel Fuse, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

(C) no Person other than (i) Bel Fuse, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by Bel Fuse, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;

(ii) a complete liquidation or dissolution of Bel Fuse; or

(iii) the sale or other disposition of all or substantially all of the assets of Bel Fuse to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by Bel Fuse which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares beneficially owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by Bel Fuse, and after such share acquisition by Bel Fuse, the Subject Person become the beneficial owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.

Section 15 - Miscellaneous

15.1 Nonalienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan or any SERP Agreement shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If a Participant or any Beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Board, cease and terminate, and in such event, the Board may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Board may deem proper.

15.2 Unsecured Liability. The obligation of BEL FUSE to make payments hereunder to a Participant shall constitute an unsecured liability of BEL FUSE. Such payments shall be made from the general funds of BEL FUSE and BEL FUSE shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant’s life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant nor any other person shall have any interest in any particular asset of BEL FUSE by reason of its obligations hereunder and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of BEL FUSE. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between BEL FUSE and a Participant or any other person.

15.3 No Contract of Employment. This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of this Plan.

15.4 Designation of Beneficiary. Each Participant shall file with BEL FUSE a notice in writing, in a form acceptable to the Board, designating one or more Beneficiaries to whom payments becoming due by reason of or after his or her death shall be made. Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such change shall become effective until received in writing and acknowledged by BEL FUSE.

15.5 Payment to Incompetents. BEL FUSE shall make the payments provided herein directly to the Participant or Beneficiary entitled thereto or, if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Participant or Beneficiary. BEL FUSE shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate. Any payment to or for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of BEL FUSE therefore.

15.6 Interpretation. The interpretation and construction of the Plan by the Board, and any action taken hereunder, shall be binding and conclusive upon all parties in interest. No member of the Board shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission be made in good faith.

15.7 Authority to Appoint a Committee. The Board, within its discretion, shall have the authority to appoint a committee of not less than three (3) of its members, which shall have authority over the Plan in lieu of the entire Board.

15.8 Authority to Establish a Trust. The Board shall have the right at any time to establish a trust to which BEL FUSE may transfer from time to time certain assets to be used by said trustee(s) to satisfy some or all of BEL FUSE's obligations and liabilities under the Plan. All assets held by such trust shall be subject to the claims of BEL FUSE's creditors in the event of BEL FUSE's Insolvency (as defined herein). BEL FUSE shall be considered "Insolvent" for purposes of said trust if: (a) BEL FUSE is unable to pay its debts as they become due; or (b) BEL FUSE is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

15.9 Binding Effect. Obligations incurred by BEL FUSE pursuant to this Plan shall be binding upon and inure to the benefit of BEL FUSE, its successors and assigns, and the Participant, his or her Beneficiaries, personal representatives, heirs, and legatees.

15.10 Entire Plan. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

15.11 Merger, Consolidation or Acquisition. In the event of a merger or consolidation of BEL FUSE with another corporation or entity, or the sale or lease of all or substantially all of BEL FUSE’s assets to another corporation or entity, or the acquiring by another corporation or entity of a right to elect at least thirty percent (30%) of the Board, then and in such event the obligations and responsibilities of BEL FUSE under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

Section 16 - Construction

16.1 Construction of this Plan. This Plan shall be construed and enforced according to the laws of the State of New Jersey, other than its laws respecting choice of law.

16.2 Gender and Number. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary.

16.3 Headings. All headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

16.4 Enforceability. If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

16.5 Uniformity. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.

IN WITNESS WHEREOF, this Plan, as amended and restated, having been duly approved and adopted by the Board of Directors of BEL FUSE INC, is executed by the duly authorized officer of BEL FUSE below on the 17th day of April, 2007.

BEL FUSE INC.

By: /s/ Colin Dunn
Name: Colin Dunn
Title: Secretary

(Corporate Seal)

Attest:

__________________________________
Secretary